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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants to BayCorp Holdings, Ltd. (the "Company"), we hereby consent to the incorporation by reference in the Company's Offer to Purchase dated January 31, 2003, filed with the Securities and Exchange Commission as an exhibit to Schedule TO filed the same date, of the opinion dated January 21, 2003 of Vitale, Caturano & Company P.C. included in the Company's Amendment to Annual Report on Form 10 K/A filed January 30, 2003 and to the incorporation by reference of such report in the Company's previously filed (i) Registration Statement on Form S-3 (File No. 333-24281), (ii) Registration Statement on Form S-8 (File No. 333-24269), (iii) Registration Statement on Form S-8 (File No. 333-42016), and (iv) Registration Statement on Form S-8 (File No. 333-71976).

/s/ VITALE, CATURANO & COMPANY P.C.

Boston, Massachusetts
January 31, 2003